Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-206534) on Form S-8 of our report dated August 14, 2024, appearing in this Annual Report on Form 11-K of the DOCVARIABLE AO \& PJNAME \* MERGEFORMAT Rocky Mountain Chocolate Factory, Inc. 401(k) Plan for the year ended DOCVARIABLE AO \& CYEDATE \* FORMAT[MMMM dd, yyyy] \* MERGEFORMAT February 29, 2024.

/s/ Bonadio & Co.,LLP

August 14, 2024

Amherst, NY